UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  August 6, 1997




                       METROPOLITAN HEALTH NETWORKS, INC.
             (Exact name of registrant as specified in its charter)




           Florida                        000-28456             65-0635748
(State or other jurisdiction of        (Commission File      (I.R.S. Employer
 incorporation or organization)             Number)         Identification No.)




5100 Town Center Circle, Boca Raton, Florida                  33486
  (Address of principal executive office)                   (Zip Code)





                                 (561) 416-9484
              (Registrant's telephone number, including area code)

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Metropolitan Health Networks, Inc. on August 21, 1997 to add the financial statements of the busines acquired required by Item 7(a); the pro forma financial information required by Item 7(b) and the terms of the Merger Agreement reported by Item 2. This Current Report also serves as notification of the restatement of the financial statements of Martin Harrison M.D., P.A. (D/B/A General Medical Associates) for the years ended December 31, 1995 and 1994 and for the six-month periods ended June 30, 1995 and 1996 (unaudited)which were included in the original registration of Metropolitan Health Networks, Inc. on Form SB-2, dated February 12, 1997, as amended.

ITEM 2 AND ITEM 5 ACQUISITION OR DISPOSITION OF ASSETS; OTHER EVENTS

Subsequent to the Merger Agreement dated August 6, 1997 between Metropolitan Health Networks, Inc., Metcare III, Inc. (a wholly owned subsidiary), General Medical Associates, Inc. and Martin Harrison, Metropolitan Health Networks, Inc received notification that the net accounts receivable of General Medical Associates, Inc. were materially overstated at December 31, 1995 and June 30, 1996. The net accounts receivable as of December 31, 1995 and June 30, 1996 were adjusted from $2,710,732 to $1,467,315 and $2,891,993 to $1,538,221 respectively. Retained Earnings as of December 31, 1995 and 1994; June 30, 1996 and 1995; and January 1, 1994 were materially overstated and adjusted from $2,710,955 to $1,467,538 ; $2,152,226 to $1,062,516; $2,886,072 to $1,532,300;
$2,589,670 to $1,463,166;and $2,110,442 to $885,204  respectively.  The  changes and resulting amendment of the Financial Statements were due to a correction of an error. The reissued auditors report, of Jesse Small, P.A. dated October 7, 1997, indicates that the correction was necessary as the result of new information coming to their attention.

The effect on the Unaudited Pro Forma Financial Statements included in the Company's Form SB-2 filing, dated February 12, 1997, as amended, would have been to reduce net accounts receivable and increase goodwill by approximately $1,300,000. Additionally, consolidated pro forma income is reduced for the year ended June 30, 1996 and for the three month period ended September 30, 1996 by approximately $45,000 and $11,000, respectively.

On October 18, 1997, Metropolitan Health Networks, Inc., Metcare III, Inc. (a wholly owned subsidiary), General Medical Associates, Inc. and Martin Harrison entered into a Post Effective Amendment to the Merger Agreement, whereby Martin Harrison will return to Metropolitan Health Networks, Inc. 150,000 shares of common stock, terminate the Security Agreement and defer payment on the note payable to Martin Harrison. Metropolitan Health Networks, Inc. has agreed to grant 150,000 options exercisable at the market rate at the time of the agreement and 150,000 options exercisable at $1.00 over market price to Martin Harrison. These options will be vested equally over five six month intervals, are assignable and will terminite if Martin Harrison is in breach of his employ-ment agreement with Metropolitan Health Networks, Inc.

 ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            The following financial statements of the business acquired are incorporated herein as part of this report.

                                                                       Page No.
                                                                       --------
            (a)    Financial Statements of Business Acquired

            Financial Statements for Year ended December 31, 1996 and the Six-month period ended June 30, 1997 (unaudited)

                  Independent Auditor Report                                F-1

                  Balance Sheet- December 31, 1996
                  and June 30, 1997 (unaudited)                             F-2

                  Statements of Income and Retained Earnings
                  for the Year ended December 31, 1996
                  and the Six-month period Ended
                  June 30, 1997 (unaudited)                                 F-3

                  Statements of Cash Flows for the
                  Year ended December 31, 1996
                  and the Six-month period ended
                  June 30, 1997 (unaudited)                                 F-4

                  Notes to Financial Statements                      F-5 to F-7

INDEPENDENT AUDITORS' REPORT
________________________________________________________________________________


To the Board of Directors
Metropolitan Health Networks, Inc.
Boca Raton, Florida


We have audited the accompanying balance sheet of Martin W. Harrison, M.D., P.A. d/b/a General Medical Associates (the Association) as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martin W. Harrison, M.D., P.A. d/b/a General Medical Associates as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                             Kaufman, Rossin & Co.

October 3, 1997 (except for the first paragraph of Note 4, as to which the date is October 18, 1997) Miami, Florida

MARTIN W. HARRISON, M.D., P.A.
D/B/A GENERAL MEDICAL ASSOCIATES
BALANCE SHEETS

-----------------------------------------------------------------------------------------
                                                            December 31,  June 30, 1997
ASSETS                                                          1996       (Unaudited)
-----------------------------------------------------------------------------------------
CURRENT ASSETS
   Cash                                                      $        -     $   44,188
   Accounts receivable, net of allowance for doubtful
      accounts of $3,406,304 at December 31, 1996 and
      at June 30, 1997 (unaudited)                            1,580,126      1,590,413
   Other assets                                                   3,960          3,600
-----------------------------------------------------------------------------------------
      Total current assets                                    1,584,086      1,638,201

PROPERTY AND EQUIPMENT (NOTE 2)                                  29,354         28,903

OTHER ASSETS                                                        321            321
-----------------------------------------------------------------------------------------

                                                             $1,613,761     $1,667,425
=========================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
-----------------------------------------------------------------------------------------

CURRENT LIABILITIES
   Cash overdraft                                            $    5,467     $        -
   Accounts payable and accrued expenses                         30,968         45,594
-----------------------------------------------------------------------------------------
      Total current liabilities                                  36,435         45,594
-----------------------------------------------------------------------------------------

LEASE COMMITMENT (NOTE 3)

STOCKHOLDER'S EQUITY (NOTE 4)
   Common stock, $1.00 par value, 100 shares authorized,
      Issued and outstanding                                        100            100
   Retained earnings                                          1,577,226      1,621,731
-----------------------------------------------------------------------------------------
      Total stockholder's equity                              1,577,326      1,621,831
-----------------------------------------------------------------------------------------

                                                             $1,613,761     $1,667,425
=========================================================================================














                             See accompanying notes.

MARTIN W. HARRISON, M.D., P.A.
D/B/A GENERAL MEDICAL ASSOCIATES
STATEMENTS OF INCOME AND RETAINED EARNINGS

-----------------------------------------------------------------------------------------
                                                                       Six-month period
                                                                             ended
                                                         Year ended      June 30, 1997
                                                      December 31, 1996   (Unaudited)
-----------------------------------------------------------------------------------------
GROSS PATIENT REVENUE                                   $   3,198,530    $   1,506,446

UNCOLLECTIBLE AMOUNTS                                       1,259,833          600,780
-----------------------------------------------------------------------------------------

NET PATIENT REVENUE                                         1,938,697          905,666
-----------------------------------------------------------------------------------------

OPERATING EXPENSES
   Professional fees                                          395,847          107,567
   Payroll and payroll taxes                                  735,629          335,424
   Other                                                      289,215          134,624
-----------------------------------------------------------------------------------------
      Total operating expenses                              1,420,691          577,615
-----------------------------------------------------------------------------------------

NET INCOME                                                    518,006          328,051

RETAINED EARNINGS - BEGINNING                               1,467,539        1,577,226

DISTRIBUTIONS TO STOCKHOLDER                          (       408,319) (       283,546)
-----------------------------------------------------------------------------------------

RETAINED EARNINGS - ENDING                              $   1,577,226    $   1,621,731
=========================================================================================



























                             See accompanying notes.

MARTIN W. HARRISON, M.D., P.A.
D/B/A GENERAL MEDICAL ASSOCIATES
STATEMENTS OF CASH FLOWS


-----------------------------------------------------------------------------------------
                                                                       Six-month period
                                                                             ended
                                                         Year ended      June 30, 1997
                                                      December 31, 1996   (Unaudited)
-----------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                            $   518,006      $   328,051
-----------------------------------------------------------------------------------------
   Adjustments to reconcile net income to net
   cash
      Provided  by  operatingactivities:
      Depreciation                                             8,400            5,601
      Changes in operating assets and liabilities:
          Accounts receivable                          (     112,810)   (      10,287)
          Other assets                                 (         185)             360
          Accounts payable and accrued expenses                4,353           14,626
-----------------------------------------------------------------------------------------
            Total adjustments                          (     100,242)          10,300
-----------------------------------------------------------------------------------------
              Net cash provided by operating activities      417,764          338,351
-----------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment               (       8,040)   (       5,150)
-----------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash overdraft                                      (       1,405)   (       5,467)
   Distributions to stockholder                        (     408,319)   (     283,546)
-----------------------------------------------------------------------------------------
            Net cash used in financing activities      (     409,724)   (     289,013)
-----------------------------------------------------------------------------------------

NET INCREASE IN CASH                                               -           44,188

CASH - BEGINNING                                                   -                -
-----------------------------------------------------------------------------------------

CASH - ENDING                                            $         -      $    44,188
=========================================================================================

Supplemental Disclosure of Cash Flow Information:
-----------------------------------------------------------------------------------------

   Interest paid                                         $          -     $          -
=========================================================================================

   Income taxes paid                                     $          -     $          -
=========================================================================================






                             See accompanying notes.

MARTIN W. HARRISON, M.D., P.A.
D/B/A GENERAL MEDICAL ASSOCIATES
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

            Business Activity

            Martin W. Harrison, M.D., P.A. d/b/a General Medical Associates (the "Association"), was incorporated on May 21, 1992 in the State of Florida. The Association provides occupational and orthopedic medical services to patients at its facility located in North Miami Beach, Florida.

            Property and Equipment

            Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset account while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are charged to expense currently.

            Depreciation and Amortization

            Depreciation of property and equipment is computed using accelerated methods, at various rates based generally on the estimated useful lives of the assets. The estimated useful lives are as follows:

             Leasehold improvements                                    7 years
             Machinery and equipment                                   7 years
             Furniture and fixtures                                    7 years
             Computers                                                 5 years

            Income Taxes

            The Association has elected, with the consent of its stockholder, to be taxed under the S Corporation provisions of the Internal Revenue Code and, accordingly, no provision has been made for federal and state income taxes. Under these provisions, the taxable income or loss is reflected on the stockholder's personal income tax return.

            Revenue Recognition

            The Association recognizes revenue net of uncollectible amounts as medical services are provided to patients. These revenues are typically  billed  directly to patients,  insurance  companies,  and attorneys representing patients in personal injury matters. The collection period for the Association's accounts receivable ranges from thirty days to three years. A substantial portion of such receivables are principally derived from patients involved in personal injury matters, and as such, legal settlement and collection may not occur until several years subsequent to the rendering of services. The Association provides an allowance for uncollectible receivables based on management's assessment of overall collectibility.

--------------------------------------------------------------------------------
NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

            Use of Estimates in the Preparation of Financial Statements

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            The allowance for doubtful accounts is an estimate which is established through charges to earnings for estimated uncollectible amounts. Management's judgment in determining the adequacy of the allowance is based upon several factors which include, but are not limited to, the nature and volume of the receivable portfolio, review of problem or non-performing receivables and managements' judgment with respect to current economic conditions and their impact on the existing receivable portfolio. Given the nature of the medical services industry, it is reasonably possible the Association's estimate of the allowance could change in the future.

            Interim Financial Data

            In the opinion of the management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal, recurring adjustments) necessary to present fairly the financial position of the Association as of June 30, 1997, and the results of its operations for the six-month period ended June 30, 1997. The results of operations and cash flows for the six month period ended June 30, 1997 are not necessarily indicative of the results of operations and cash flows which may be reported for the remainder of 1997.

--------------------------------------------------------------------------------
NOTE 2.           PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

            Property and equipment consisted of the following:
                                                December 31,    June 30, 1997
                                                    1996         (Unaudited)
             ----------------------------------------------------------------

             Leasehold improvements             $     43,313     $     46,756
             Machinery and equipment                  24,373           26,080
             Furniture and fixtures                      609              609
             Computers                                 3,035            3,035
             ----------------------------------------------------------------
                                                      71,330           76,480

             Less accumulated depreciation       (    41,976)    (    47,577)
             ----------------------------------------------------------------

                                                $     29,354     $     28,903
             ================================================================
             Depreciation expense was $8,400 for 1996.
                                      F-6

--------------------------------------------------------------------------------
NOTE 3.           LEASE COMMITMENT
--------------------------------------------------------------------------------

            In  November  1995,  the  Association   entered  into  a  five  year
            non-cancellable lease for its medical office facility located in North Miami Beach, Florida.

            The approximate future minimum annual commitment on this lease is as follows:

             1997                                                   $    60,000
             1998                                                        60,000
             1999                                                        60,000
             2000                                                        50,000
            --------------------------------------------------------------------

                                                                    $   230,000
            ====================================================================
            Rent expense amounted to $68,711 in 1996.


--------------------------------------------------------------------------------
NOTE 4.           SUBSEQUENT EVENT
--------------------------------------------------------------------------------

            Under an agreement dated August 6, 1997, and amended on October 18, 1997, Metropolitan Health Networks, Inc. (MHNI) acquired 100% of the Association from the stockholder. The terms of the agreement provide for, among other things, the stockholder to receive from MHNI cash consideration, a short-term note receivable, and common stock of MHNI. Additionally, the stockholder entered into an employment agreement providing for the continuation of services for five years.

            Deferred income taxes are required to be provided for the estimated tax effects of temporary differences between financial and income tax reporting in accordance with FASB Statement No. 109. These differences result principally from reporting on the cash basis of accounting for income tax purposes. As a result of the acquisition by MHNI, the Association will no longer be taxed under the S corporation provisions of the Internal Revenue Code. Accordingly, on the date of acquisition the Association will recognize a deferred tax liability of approximately $600,000 relating to the income tax effects of its accounts receivable.

            (b)    Pro Forma Information

                 The required pro forma financial information is set forth below


                  Balance Sheet- June 30, 1997 (unaudited)                 PF-1

                  Notes to Unaudited Pro Forma Balance Sheet               PF-2

                  Unaudited Pro Forma Statement of Income
                  for the Year ended December 31, 1996                     PF-3

                  Notes to Unaudited Pro Forma Statement
                  of Income                                                PF-4

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1997



                                                   General
                             Metropolitan Health   Medical     Pro Forma   Consolidated
                                 Networks, Inc.    Associates  Adjustments    Pro Forma
                                          (1)       (2)
Assets
   Current Assets
      Cash and cash equivalents        1,667,887     44,188    (300,000)(3)   1,412,075
      Trading securities                 183,276                                183,276
      Securities                         166,527                                166,527
      Accounts receivable              3,256,423  1,590,413                   4,846,836
      Other current assets               149,918      3,600                     153,518
                                       ---------  ---------    -----------    ---------
         Total current assets          5,424,031  1,638,201                   6,762,232

   Property and Equipment              4,299,816     28,903                   4,328,719

   Goodwill                            2,882,005                266,739  (3)  3,148,744

   Intangible Assets                     341,204                                341,204

   Deferred Acquisition Costs            136,506                                136,506

   Other Assets                          146,966      321                       147,287
                                      ----------  ---------    ----------    ----------
                                      13,230,528  1,667,425    (  33,261)    14,864,692
                                      ==========  =========    ==========    ==========

Liabilities and Stockholders' Equity
   Current Liabilities
      Accounts payable                   159,287     45,594                     204,881
      Accrued expenses                   783,838                                783,838
      Note payable                                               400,000 (3)    400,000
      Line of credit facilities          628,501                                628,501
      Current maturities of capital
        lease obligations                594,358                                594,358
      Current maturities of long-
        term debt                        365,633                                365,633
      Notes payable to redeemed
        Partners                         555,000                                555,000
                                       ---------    -------   ----------      ---------
         Total current liabilities     3,086,617     45,594      400,000      3,532,211

   Capital Lease Obligations           3,099,072                              3,099,072

   Long-Term Debt                         71,119                                 71,119

   Commitments and Contingencies

   Equity                              6,973,720  1,621,831   (1,621,831)(3)
                                                               1,188,570 (3)  8,162,290
                                       ---------    -------   ----------      ---------
         Total liabilities and equity 13,230,528  1,667,425    (  33,261)    14,864,692
                                      ==========  =========  ============    ==========

                          NOTES TO UNAUDITED PRO FORMA

                           CONSOLIDATED BALANCE SHEET

NOTE 1.

      The column includes the historical balance sheet of Metropolitan Health Network s, Inc. as of June 30, 1997.

NOTE 2.

      The column incudes the historical balance sheet of General Medical Associates as of June 30, 1997.

NOTE 3.

      Reflects the acquisition subsequent to June 30, 1997 of certain assets and libilities in exchange for cash, a note payable and common stock, as follows:

      Cash to be paid for acquisition                            $  300,000
      Issuance of Notes for the acquisition                         400,000
      Issuance of common stock toformer owner of the acquired
        Company                                                   1,188,570
                                                                 ----------
      Total consideration                                         1,888,570
      Book value of tangible assets acquired                     (1,621,831)
                                                                 ----------
      Excess fair value of net assets acquired over cost,
        Intangibles                                              $  266,739
                                                                 ==========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        TWELVE MONTHS ENDED JUNE 30, 1997


                               Metropolitan Health           General
                                  Networks, Inc.             Medical       Pro Forma   Consolidated
                            Historical      Pro Forma      Associates     Adjustments   Pro Forma
                            -----------------------------------------------------------------------
                                (1)            (2)             (3)           (4)
Revenues                     7,512,185      9,594,477       1,639,964                    11,234,441
Expenses
  Payroll, payroll taxes,
   Benefits                  4,259,916      4,794,656         710,774       100,000 (5)   5,605,430
  Depreciation and
   Amortization                718,436        933,635                        26,674 (6)     960,309
  Provision for bad debt       824,780        945,719                                       945,719
  Interest                     511,617        574,162                        16,177 (7)     590,339
  General and admin-
    istrative                3,255,244      4,516,914         501,480                     5,018,394
                             ---------     ----------       ---------       -------      ----------
      Total expenses         9,569,993     11,765,086       1,212,254       142,851      13,120,191

Gain (Loss) From
  Operations                (2,057,808)    (2,170,609)        427,710      (142,851)     (1,885,750)

Interest and Other
  Income                        76,324         70,545                                        70,545

Gain (Loss)from
  Operations Before
    Income Tax Benefit      (1,981,484)    (2,100,064)        427,710      (142,851)     (1,815,205)

Income Tax Benefit             362,000        362,000                                       362,000

Net Income (Loss)           (1,619,484)    (1,738,064)        427,710      (142,851)     (1,453,205)
                            ===========    ==========         =======      ========      ==========

Weighted Average Shares
  Outstanding                                                                             4,593,917
Loss Per Share                                                                                (0.32)
                                                                                          =========


                            NOTES TO UNAUDITIED PRO FORMA

                         CONSOLIDATED STATEMENT OF OPERATIONS

NOTE 1.

      The column includes the historical results of operations of Metropolitan Health Networks, Inc. for the twelve months ended June 30, 1997.

NOTE 2.

      The column includes the combined historical results of operations for the three businesses acquired, Nuclear Magnetic Imaging, Inc., Datascan of Florida, Inc. and Dr. Paul Wand, MD PA, as if the acquisitions occurred as of the beginning of the fiscal year ended June 30, 1997, and after giving effect to certain adjustments such as the elimination of intercompany transactions and amortization of goodwill resulting from those acquisitions.

NOTE 3.

      The column includes the historical results of operations of General Medical Associates for the twelve months ended June 30, 1997.

NOTE 4.

      The column includes adjustments to the historical results of operations of General Medical Associates as if the acquisition had occurred as of the beginning of the fiscal year ended June 30, 1997.


NOTE 5.

      Payroll, payroll taxes and benefits have been adjusted to reflect the effects of an employment agreement agreed upon in connection with the acquisition agreement whereby the seller will become an employee, subject to the direction and control of the Company as follows:

                                Historical         Per        Net Pro Forma
                              Compensation      Contract        Adjustment
                              ------------      --------        ----------
Shareholder Salary & Bonus       $250,000       $350,000        $100,000

NOTE 6.

      Adjusts the amortization expense by $ 26,674 based on the allocation of the purchase price for the excess of cost over the fair value of assets to be acquired. Amortization is being computed over 10 years.

NOTE 7.

      Adjusts interest expense by $ 16,177 for the interest on the note issued as part of the acquisition agreement.

NOTE 8.

      Weighted average common and equivalent shares for the period ended June 30, 1997 have been calculated using the treasury stock method assuming that stock and warrants had been issued for the transactions as of July 1, 1996.

                                   SIGNATURES




      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.


                                    METROPOLITAN HEALTH NETWORKS, INC.


                                    By: /s/ Donald B. Cohen
                                       -----------------------------------------
                                         Donald B. Cohen
                                         Executive Vice President and
                                         Chief Financial Officer
Dated October 20, 1997

        (c) Exhibits

            10.12 Post Effective Amendment No. 1 to Merger Agreement, dated October , 1997, by and between Metropolitan Health Networks, Inc.("Metropolitan"), Metcare III, Inc. ( a wholly owned subsidiary of Metropolitan Health Networks, Inc., "Acquisition Sub"), General Medical Associates, Inc. ("GMA") and Martin Harrison ("Shareholder").

            99.1 Restated Audited Financial Statements of General Medical Associates, Inc. for the Years Ended December 31, 1995 and 1994